# MILESTONE AGREEMENT

This Milestone Agreement (this "Agreement") is entered into among Cryptyde, Inc. (the "Company" or "Cryptyde"), a corporation organized under the laws of the State of Nevada and Emmersive Entertainment, Inc., a corporation organized under the laws of the State of Delaware ("Emmersive"), and the Emmersive Sellers, set forth in Schedule 1 (collectively "Emmersive Parties"). Cryptyde and the Emmersive Parties shall be referred to herein as the Parties.

## RECITALS

**WHEREAS**, EVNT Platform, LLC, Vinco Ventures, Inc. ("Vinco"), and the Emmersive Parties entered into that certain Termination and Release Agreement dated the same date as this Agreement ("Termination Agreement"), terminating certain transaction documents dated April 17, 2021 ("Transaction Documents"). A copy of the Termination Agreement is attached hereto as **Exhibit A**;

**WHEREAS,** Vinco has filed a Form 10 with the Securities and Exchange Commission, the purpose of which is to spin-off one of its subsidiaries into a separate, publicly-traded company to be called Cryptyde (the "Spin-Off");

**WHEREAS**, the Company, and/or its wholly-owned subsidiary, is developing a new non-fungible token streaming platform for artists and musicians utilizing a SaaS model ("Musician & Artist Platform"), unrelated to the platform utilized for the business operated by EVNT under the Transaction Documents; and

**WHEREAS**, the Parties desire to enter into this Agreement to set forth their understanding concerning a payment being made to the Emmersive Parties upon signing of this Agreement and future payments which may be made to the Emmersive Parties for revenue generated from the Musician & Artist Platform.

**NOW, THEREFORE**, for and in consideration of the foregoing and the mutual agreements hereinafter set forth and conditioned upon the Spin-off having occurred, the parties hereby agree as follows:

1. Effective Date. This Agreement will be effective upon the Spin-Off being declared effective by the Securities and Exchange Commission ("SEC"), and shall be null and void and have no legal effect if the Spin-Off does not occur.

2. Consideration. In consideration for the Termination Agreement, the mutual releases set forth therein, and other terms and conditions of this Agreement, the Company shall

(a) issue to the Emmersive Parties a total of 300,000 registered shares of Cryptyde, Inc.'s common stock (referred to herein as "Registered Cryptyde Shares") within thirty (30) days after the filing, approval and effectiveness if its first registration statement following the Spin-Off, including without limitation, a registration statement filed for shares of other selling stockholders.; and

(b) pay up to $10,000 of Emmersive's professional (legal, tax, accounting, and bookkeeping) fees in connection with this transaction.

It is Emmersive Entertainment, Inc.'s sole obligation to honor any agreements with the Emmersive Sellers and other parties relating to the distribution of Cryptyde Shares received pursuant to this Section 2 (a).

3. Conditional Consideration: Milestone

(a) Milestone One: In the event that the Company generates a minimum of $5,500,000 in annualized booked revenues (i.e. more than $1,375,000 in Attributed Revenue in a period of three consecutive calendar months) from the operation of the Musician & Artist Platform ("Attributed Revenue") ending eight (8) months following the Effective Date ("Tranche 1 Milestone Date"), the Emmersive Parties shall receive 100,000 restricted (unregistered) Cryptyde Shares ("Tranche One") within thirty (30) after the Tranche 1 Milestone Date. In the event that the Company does not satisfy this milestone for any reason by the Tranche 1 Milestone Date, time being of the essence, the Emmersive Parties shall have no rights to the additional Cryptyde Shares under this Section 3 (a).

(b) Milestone Two: After the Effective Date, in the event the Company generates a minimum of $26,500,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before September 30, 2023 (i.e. more than $6,625,000 in Attributed Revenue in a period of three consecutive calendar months), from the Musician & Artist Platform, the Emmersive Parties shall receive an additional 100,000 restricted (unregistered) Cryptyde Shares ("Tranche Two"). In the event Milestone Two is achieved, then Milestone One shall also be deemed to have been achieved. In the event that the Company does not satisfy Milestone Two for any reason by September 30, 2023, time being of the essence, the Emmersive Parties shall have no rights to Tranche Two.

(c) Milestone Three. After the Effective Date in the event that Buyer generates a minimum of $60,000,000 in annualized Attributed Revenues in any three-calendar-month period ending on or before September 30, 2024 (i.e. more than $15,000,000 in Attributed Revenue in a period of three consecutive calendar months), from the Musician & Artist Platform, Emmersive Parties shall receive an additional 100,000 restricted (unregistered) Cryptyde Shares ("Tranche Three"). In the event Milestone Three is achieved, then Milestones One and Two shall also be deemed to have been achieved. In the event that the Company does not satisfy Milestone Three for any reason by September 30, 2024, time being of the essence, the Emmersive Parties shall have no rights to Tranche Three.

(d) In the event that the Company satisfies Milestone Three in the time prescribed in Section 3(c) Emmersive shall have the right to receive an additional 100,000 restricted (unregistered) shares of Cryptyde Shares ("Bonus Tranche"). In the event that the Company does not satisfy Milestone Three for any reason, time being of the essence, the Emmersive Parties shall have no rights to the Bonus Tranche.

(e) The calculation of the Attributed Revenue is based solely on the revenue generated from the operation of the Musician & Artist Platform.

(f) It is Emmersive Entertainment, Inc.'s sole obligation to honor any agreements with the Emmersive Sellers and other parties relating to the distribution of Cryptyde Shares received pursuant to this Section 3.

4. Emmersive Parties Obligations. Emmersive represents, warrants and agrees to the following:

(a) That the undersigned party or parties have the authority to enter into this Agreement on behalf of Emmersive and all of the Emmersive Sellers.

(b) That all of the Emmersive Sellers (shareholders) are set forth in Schedule 1 and that there are no other shareholders or interest parties with threats, demands or claims relating ownership of Emmersive or the entitlement to anything under the Transaction Documents, the Termination Agreement and this Agreement.

(c) That it, he or she will honor all of its, his or her obligations set forth in this Agreement;

(d) That it, he or she will not assign any of its rights and obligations under this

Agreement without the consent of the Company, which shall not be unreasonably withheld;

(e) That it, he or she will not at any time make, publish or communicate to any person or entity or in any public or private forum the terms and conditions of this Agreement.

(f) That it, he or she will not interfere, directly or indirectly, with the Company's operation of the Musician & Artist Platform.

5. Company Obligations. The Company represents, warrants and agrees to the following:

(a) That it will honor all of its obligations set forth in this Agreement;

(b) That it will provide the audited quarterly and annual financial reports of Cryptyde, Inc. filed with the SEC in connection with the milestones set forth in Section 3 and that authorized representatives of the Emmersive Parties shall have the right, at their own expense, to audit such records upon reasonable notice. If such audit reveals a deficiency of greater than 5% in reporting, then Cryptyde shall bear the expense of such audit. If such audit does not reveal a deficiency of greater than 5% in reporting, then the Emmersive Parties shall bear the expense of such audit; and

(c) That it will issue the restricted (unregistered) Cryptyde Shares in the event that Company satisfies the milestones set forth in Section 3 in each case within thirty (30) days after the filing of its quarterly and annual reports with the SEC. date.

6. Disclaimers.

(a) This Agreement shall not be construed as a partnership, joint venture or profit-sharing agreement among the Parties.

(b) Vinco is not a party to and has no obligations under this Agreement.

(c) The Company shall have complete ownership, management and control of the Musician & Artist Platform and Emmersive shall have no rights other than as set forth in this Agreement.

(d) The Company is not obligated to accept any business or referrals from Emmersive.

(e) The Company makes no assurance or guarantee that any of the milestones set forth in Section 3 will be satisfied.

(f) The Company agrees to use commercially reasonable efforts to achieve each milestone and to operate and maintain the Musician and Artist Platform. However, the

Company makes no assurance or guarantee regarding the performance, legality or ongoing operation of the Musician & Artist Platform and hereby reserves the right, in its business judgment, to limit the use of or terminate the Music & Artist Platform for any reason.

(g) The Company has no obligation of any kind or nature to the Emmersive Sellers, shareholders, representative, affiliates or other parties with regard to the distribution of the Cryptyde Shares.

(h) The Company makes no other representation or warranty of any kind or nature to Emmersive.

(i) The Emmersive Parties represents and warrant that persons and entities set forth in Schedule 1 are all of the Emmersive Sellers under the Transaction Documents and that no other person or entity has any claims relating thereto.

7. General Representations and Warranties. Each Party represents and warrants to the other as follows:

(a) such Party is an individual or, if a corporation, a duly organized, validly existing and in good standing under the laws of its state of organization;

(b) such party has taken all corporate, limited partnership or limited liability company action required to authorize the execution and delivery of this Agreement, including, without limitation, receiving the approval of such Party's board of directors;

(c) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which such Party is a party or any judgment, order or decree to which such Party is subject;

(d) such Party has not assigned, transferred, or otherwise granted to any Person any interest in any claim or demand released by it pursuant to this Agreement.

8. Term. This Agreement, unless otherwise terminated hereunder, shall terminate when the provisions hereunder have been fulfilled and no rights remain hereunder.

9. Breach. In the event that a Party is in material breach of any representations, warranties and other terms of this Agreement, the non-breaching Party may exercise all rights and remedies at law or in equity.

10. Notice. Notices and all other communications provided for in this Agreement must

be in writing and shall be deemed given (i) upon personal delivery or nationally recognized delivery service (i.e., FedEx, UPS, USPS), (ii) upon delivery, if by first class mail return receipt requested, or (iii) upon delivery with confirmation of successful transmission, if by email, at the address indicated below (or such other addresses as specified by the Parties by like notice):

<u>If to the Company:</u>

Cryptyde, Inc.
200 9th Ave North
Suite 220
Safety Harbor, FL 34695
Att: Brian McFadden, CEO
bpm@cryptyde.com

with a copy to each of (which shall not constitute notice) to:

<u>If to the Emmersive Parties:</u>

1001 Brickell Bay Drive, Suite 2700-B-7
Miami, FL 33131
Att: David Kovacs, CEO

with a copy (which shall not constitute notice) to:

11. Amendment. This Agreement shall not be amended except in a writing signed by each of the Parties hereto.

12. Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Party, without the prior written consent of the other Parties. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No other person or entity not a party hereto shall be deemed a third-party beneficiary of any provision of this Agreement or shall otherwise be entitled to enforce any provision hereof.

13. Force Majeure. Neither Party will be liable for any failure or delay in performing an obligation under this Agreement that is due to any cause beyond its reasonable control, including, but not limited to: acts of God, accident, riots, war, terrorist act, epidemic, pandemic,

quarantine, civil commotion, breakdown of communication facilities, cyber breakdown of web host, breakdown of internet access or internet service provider, cyber-attacks, failure of blockchain network or platforms, natural catastrophes, governmental acts or omissions, changes in laws or regulations, national strikes, fire, explosions, or generalized lack of availability of raw materials or energy. Such act of Force Majeure will not cause an extension of the milestone deadlines.

14. Counterparts. This Agreement may be executed by any number of counterparts and by different Parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Executed signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Any Party hereto may execute and deliver a counterpart of this Agreement by delivery by facsimile or other electronic transmission of a signature page of this Agreement signed by such Party, and any such facsimile signature shall be treated in all respects as having the same effect as having an original signature. Any Party delivering by facsimile or other electronic transmission a counterpart executed by it or him shall promptly thereafter also deliver a manually signed counterpart.

15. Headings. The titles, captions or headings in this Agreement are included herein or therein for convenience of reference only and shall not constitute a part of this Agreement.

16. Parties' Use Of Legal Counsel And Construction Of Agreement. Each of the Parties hereby acknowledges that it or he has been advised by its or his own legal counsel in connection with the negotiation, drafting, execution, and delivery and consummation of this Agreement (including, without limitation, the release and covenant not to sue provisions hereof). The Parties agree and acknowledge that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments, exhibits or schedules thereto. Each Party has entered into this Agreement freely and voluntarily, without coercion, duress, distress or under influence by any other Persons or its, his or her respective shareholders, directors, officers, partners, agents or employees.

17. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be

ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18. Governing Law: Jurisdiction and Venue. Except to the extent provided for herein, this Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Nevada, without giving effect to any conflicts or choice of law principles (whether of the State of Nevada or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

19. Dispute Resolution. The Parties to this Agreement will submit all disputes arising under this Agreement to arbitration in Pinellas County, Florida, before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the Parties, except that such arbitrator shall be an attorney admitted to practice law in Florida. Nothing contained herein shall prevent a Party from seeking provisional relief to maintain the status quo in aid of arbitration in Pinellas County, Florida. Nothing contained herein shall prevent a Party from filing a state or federal court action for injunctive or other equitable relief in any court having jurisdiction over the subject matter of the action where such relief may not be appropriately awarded by an arbitrator pursuant to this Section 17.

20. Entire Agreement. This Agreement constitutes the entire understanding of the Parties concerning the subjects contained herein and supersedes any and all prior or contemporaneous representations, promises, agreements or understandings, whether written or oral, relating to that subject matter.

[SIGNATURE PAGE(S) TO FOLLOW]

**IN WITNESS WHEREOF,** the parties hereto have executed this Agreement in multiple counterparts as of the day and in the year first above written, and each of such counterparts, when taken together, shall constitute one and ·the same instrument.

**CRYPTYDE, INC**

/s/ Brian McFadden

By: Brian McFadden, CEO

**Emmersive Entertainment, Inc. and Emmersive Sellers (shareholders) identified in Schedule 1**

/s/ David Kovacs

By: David Kovacs, CEO

1001 Brickell Bay Drive, Suite 2700-B-7
Miami, FL 33131
Att: David Kovacs, CEO

# Schedule 1

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Cryptyde, Inc. agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.

## EXHIBIT A

("Termination Agreement")

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Cryptyde, Inc. agrees to furnish a copy of any omitted schedules to the Securities and Exchange Commission upon request.